                                                                    EXHIBIT 23.4



    As independent public accountants, we hereby consent to the use of our report (and to all references of our Firm) included in or made a part of this registration statement.




                                                   Arthur Andersen LLP


Grand Rapids, Michigan
August 26, 1996